NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford Raises Planned Investment in EV, AV Leadership to $29 Billion; Further Advances Turnaround of Global Automotive Business in Q4 • Improves results in all regional auto businesses and Ford Credit; posts $36.0 billion in revenue, GAAP quarterly net loss of $2.8 billion; produces adjusted EBIT of $1.7 billion • Reports $4.5 billion in company operating cash flow, $1.9 billion in adjusted free cash flow; year-end cash of nearly $31 billion and total liquidity of almost $47 billion both up from Q3 • Begins deliveries of electric Mustang Mach-E and new F-150 – 2021 North American Utility and Truck of the Year, respectively – and Bronco Sport; reveals E-Transit electric van • Increases commitments to invest in growth: to more than $22 billion in EVs, $7 billion in AVs • Says company projected $8 billion to $9 billion in adjusted EBIT in 2021 including $900 million noncash gain on Rivian, excluding effect of emerging semiconductor shortage DEARBORN, Mich., Feb. 4, 2021 – Ford Motor Company ended 2020 strongly, improving its automotive and credit businesses in the fourth quarter while showing and shipping must-have new vehicles designed to delight customers, expand profitability and sustain free cash flow. “The transformation of Ford is happening and so is our leadership of the EV revolution and development of autonomous driving,” said Ford President and CEO Jim Farley. “We’re now allocating a combined $29 billion in capital and tremendous talent to these two areas, and bringing customers high-volume, connected electric SUVs, commercial vans and pickup trucks.” Company Key Metrics Summary

2 Customers in the U.S. in the fourth quarter began taking delivery of the all-electric Mustang Mach-E; the Bronco Sport, ahead of the summer return of the legendary Bronco; and the 2021 F-150 pickup – all expected to be significant contributors to 2021 results. In fourth-quarter 2020, the company generated $1.9 billion in adjusted free cash flow and ended the year with sequentially higher cash (nearly $31 billion) and total liquidity (almost $47 billion). Ford produced quarterly company adjusted EBIT (earnings before interest and taxes) of $1.7 billion, up from $485 million, and an adjusted EBIT margin of 20. (Unless otherwise noted, all comparisons are year-over-year.) The automotive EBIT margin was 3.8%. Gains were broad-based and largely resulted from improved pricing and lower structural costs, as well as the overlap with UAW contract-ratification costs in 2019. According to John Lawler, Ford’s chief financial officer, the third and fourth quarters of 2020 provided evidence of progress against the plan to turn around the company’s automotive business and improve profitability. Financial objectives of the plan include: • Maintaining a strong balance sheet and sharp discipline in allocating capital • Deriving greater benefits from the ongoing redesign of Ford’s global business and its products and services portfolio • Targeting an 8% adjusted EBIT margin – 10% in North America and 6% in Europe, with all regions profitable – and healthy adjusted free cash flow, increasing the company’s financial flexibility, and • Investing in strategic areas like EVs, connected services and autonomous vehicles – the returns on which are expected to further fortify the balance sheet and fuel growth. “We are profoundly changing the trajectory of our earnings power,” said Lawler, “unlocking the tremendous value Ford can create for customers, shareholders and other stakeholders.” The company improved quarterly operating results in every one of its regional auto businesses along with Ford Credit. Cumulative EBIT outside of North America was $666 million better than a year earlier. North America EBIT was up 53% to $1.1 billion. The increase was attributable to yield management and the absence of UAW contract ratification costs in the quarter – offset, as expected, by lower vehicle volumes because of manufacturing changeovers at two plants to introduce the all-new, 2021 F-150. Under the UAW-Ford collective bargaining agreement, the company’s North America pre-tax profits will generate about $3,625 in profit-sharing payouts per eligible UAW-represented employee on a full-year basis. The payments will be made in March. Fourth-quarter new product launches were carried out efficiently and with high quality. In mid- January, the Mustang Mach-E and F-150 were named 2021 North American Utility and Truck of the Year, respectively. With Ford’s North America portfolio transformation nearly complete, 97% of its product mix in the region now comprises trucks, vans and utility vehicles. In Europe, Ford posted $414 million in EBIT – its highest quarterly profit in the region in more than four years – and an EBIT margin of 5.8%. Through the first phase of restructuring, the company has reduced its annual structural costs by $1.1 billion. All three business focus areas – commercial, passenger and import – were profitable in the fourth quarter. Ford bolstered the No. 1 position of its Transit commercial vans, with net pricing and share both up. Retail sales in China were up 30% – faster than the overall industry – as the company achieved its fourth straight quarter of share growth. The higher share was propelled, in part, by rising customer preference for locally produced versions of the Lincoln Corsair and Aviator. SUVs

3 accounted for 36% of Ford’s mix in China; commercial vehicles – light trucks, vans, buses and pickups – represented 45%. The business cut its EBIT loss 68% to $66 million, the third consecutive quarter of yearly improvement. Ford reduced its EBIT loss in South America for the fifth straight quarter, then in mid-January took more forceful actions to counter persistently weak industry demand and other regional economic realities. Ford Brazil decided to cease manufacturing at its three in-country plants. The company will now serve customers in Brazil and across South America with connected services and vehicles – including electrified models – sourced from other markets. Combined shipments by the International Markets Group were up nearly 2%, compared with an industry decline of 3%. Absent India, IMG was profitable in the fourth quarter, with Australia and Vietnam among strong national markets. An EBIT loss of $62 million including India was down sharply from a loss of $174 million last year. In December, Ford and Mahindra jointly decided not to pursue their previously announced joint venture in India. Ford said it is evaluating alternatives and capital allocation priorities in the country. Ford now plans to invest about $7 billion on autonomous vehicles over 10 years through 2025 – $5 billion of that from 2021 forward – as part of its Ford Mobility initiatives. During the quarter, the robust algorithms of Argo AI’s comprehensive self-driving system enabled address-to- address autonomous deliveries of fresh produce and school supplies through a charitable goods pilot in Miami. Separately, Ford’s Spin subsidiary improved its per-trip economics in 2020, while winning an overwhelming majority of the scooter permits it applied for from U.S. municipalities. Ford Credit continued its run of strong performance – keeping customers in their vehicles despite pandemic-related financial hardships, wherever possible, while producing exceptional results. Fourth-quarter earnings before taxes were $912 million, up 48%. Ford Credit’s balance sheet and liquidity remain solid. Regional Highlights

4 Doubling Down on Connected EVs Farley said Ford will now invest at least $22 billion in electrification through 2025, nearly twice what the company had previously committed to EVs. He said the company is “all in and will not cede ground to anyone” in developing and delivering connected electric vehicles and services in mainstream areas of strength for Ford: pickups, commercial vans and SUVs. “We are accelerating all our plans – breaking constraints, increasing battery capacity, improving costs and getting more electric vehicles into our product cycle plan,” Farley said. “People are responding to what Ford is doing today, not someday.” The Mustang Mach-E, he said, is receiving great customer and critical reviews, and will be followed by the first E-Transit commercial van (late 2021) and an all-electric F-150 pickup (mid- 2022). He added that EVs will be fundamental to the Lincoln luxury brand and the Transit commercial lineup, the latter across a variety of body styles and customized interiors. Ford’s development and delivery of connected vehicles will be enhanced by a new, six-year partnership with Google announced earlier this week. The two companies are establishing a collaborative group – Team Upshift – to unlock personalized consumer experiences, and create and make the most of data-driven opportunities. The relationship will help Ford accelerate its transformation in key areas – modernizing operations, disrupting how it does things, partnering for expertise and efficiency, and creating must-have products and services – through Google’s operating system, apps and services. As EVs become primary in Ford’s lineup, he said, dedicated manufacturing capacity for them will expand around the world. To date, the company is producing electric vehicles or plans to in Michigan (F-150); Missouri (E-Transit); two plants in Canada (SUVs); and Mexico and China (Mach-E), with others to follow. Outlook Ford’s Lawler said the company was on course to earn $8 billion to $9 billion in adjusted EBIT – including a $900 million noncash gain on its investment in Rivian – and generate $3.5 billion to $4.5 billion in adjusted free cash flow in 2021. That scenario anticipated continued EBIT improvement in each of Ford’s regional businesses, except South America. However, the global semiconductor shortage is creating uncertainty across multiple industries and will influence Ford’s 2021 operating results. “The semiconductor situation is changing constantly, so it’s premature to try to size what availability will mean for our full-year performance,” he said. “Right now, estimates from suppliers could suggest losing 10% to 20% of our planned first-quarter production.” According to Lawler, production losses in that range projected across the entire first half of the year – along with assumptions for some cost offsets and volume make-ups in the second half – could imply that the shortages will lower Ford’s 2021 adjusted EBIT by $1.0 billion to $2.5 billion. He said the company expects full-year cash and EBIT effects to be about equal – with quarterly cash implications more volatile, given the mechanics of company working capital.

"Our team is working with suppliers around the clock to optimize the constrained supply and minimize profit impact, while prioritizing customer orders, new-vehicle launches and compliance with CO_2 emissions regulations," said Lawler.

Ford plans to provide an update on the semiconductor issue when it reports first-quarter 2021 financial results on April 28.

# # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford trucks, utility vehicles, and cars – increasingly including electrified versions – and Lincoln luxury vehicles; provides financial services through Ford Motor Credit Company; and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected vehicle services. Ford employs approximately 186,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.

Contacts:

	Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
	T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
	1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
	treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

Conference Call Details
Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2020 fourth-quarter financial results at 4:05 p.m. ET on Thursday, Feb. 4. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Ford Fourth-Quarter Earnings Call: Thursday, Feb. 4, at 5:00 p.m. ET
Toll-Free: 877.870.8664
International: +1.970.297.2423
Passcode: Ford Earnings
Web: shareholder.ford.com

Replay
Available after 8:00 p.m. ET on Feb. 4 and through Feb. 10
Web: shareholder.ford.com
Toll-Free: 855.859.2056
International: +1.404.537.3406
Conference ID: 9677173

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the Feb. 4, 2021, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

5

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of its Plan; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and mobility industries; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

7 • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by additional factors in subsequent filings with the United States Securities and Exchange Commission.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the years ended December 31, 2018 2019 2020 Cash flows from operating activities Net income/(loss) $ 3,695 $ 84 $ (1,276) Depreciation and tooling amortization 9,385 9,689 8,751 Other amortization (972) (1,199) (1,294) Held-for-sale impairment charges — 804 23 Brazil manufacturing exit non-cash charges (excluding accelerated depreciation of $145) — — 1,159 Provision for credit and insurance losses 504 413 929 Pension and other post-retirement employee benefits (“OPEB”) expense/(income) 400 2,625 1,027 Equity investment dividends received in excess of (earnings)/losses 206 203 130 Foreign currency adjustments 529 (54) (420) Net (gain)/loss on changes in investments in affiliates (42) (29) (3,446) Stock compensation 191 228 199 Provision for deferred income taxes (197) (1,370) (269) Decrease/(Increase) in finance receivables (wholesale and other) (2,408) 1,554 12,104 Decrease/(Increase) in accounts receivable and other assets (2,239) (816) (63) Decrease/(Increase) in inventory (828) 206 148 Increase/(Decrease) in accounts payable and accrued and other liabilities 6,781 5,260 6,809 Other 17 41 (242) Net cash provided by/(used in) operating activities 15,022 17,639 24,269 Cash flows from investing activities Capital spending (7,785) (7,632) (5,742) Acquisitions of finance receivables and operating leases (62,924) (55,576) (55,901) Collections of finance receivables and operating leases 50,880 50,182 48,746 Proceeds from sale of business — — 1,340 Purchases of marketable securities and other investments (17,140) (17,472) (39,624) Sales and maturities of marketable securities and other investments 20,527 16,929 32,395 Settlements of derivatives 358 (114) (323) Other (177) (38) 494 Net cash provided by/(used in) investing activities (16,261) (13,721) (18,615) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,905) (2,389) (596) Purchases of common stock (164) (237) — Net changes in short-term debt (2,819) (1,384) (2,291) Proceeds from issuance of long-term debt 50,130 47,604 65,900 Principal payments on long-term debt (44,172) (46,497) (60,514) Other (192) (226) (184) Net cash provided by/(used in) financing activities (122) (3,129) 2,315 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (370) 45 225 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (1,731) $ 834 $ 8,194 Cash, cash equivalents, and restricted cash at beginning of period $ 18,638 $ 16,907 $ 17,741 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,731) 834 8,194 Cash, cash equivalents, and restricted cash at end of period $ 16,907 $ 17,741 $ 25,935

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the years ended December 31, 2018 2019 2020 Revenues Automotive $ 148,294 $ 143,599 $ 115,885 Ford Credit 12,018 12,260 11,203 Mobility 26 41 56 Total revenues 160,338 155,900 127,144 Costs and expenses Cost of sales 136,269 134,693 112,752 Selling, administrative, and other expenses 11,403 11,161 10,193 Ford Credit interest, operating, and other expenses 9,463 9,472 8,607 Total costs and expenses 157,135 155,326 131,552 Operating income/(loss) 3,203 574 (4,408) Interest expense on Automotive debt 1,171 963 1,603 Interest expense on Other debt 57 57 46 Other income/(loss), net 2,247 (226) 4,899 Equity in net income/(loss) of affiliated companies 123 32 42 Income/(Loss) before income taxes 4,345 (640) (1,116) Provision for/(Benefit from) income taxes 650 (724) 160 Net income/(loss) 3,695 84 (1,276) Less: Income/(Loss) attributable to noncontrolling interests 18 37 3 Net income/(loss) attributable to Ford Motor Company $ 3,677 $ 47 $ (1,279) EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.93 $ 0.01 $ (0.32) Diluted income/(loss) 0.92 0.01 (0.32) Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,974 3,972 3,973 Diluted shares 3,998 4,004 3,973

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2019 December 31, 2020 ASSETS Cash and cash equivalents $ 17,504 $ 25,243 Marketable securities 17,147 24,718 Ford Credit finance receivables, net of allowance for credit losses of $162 and $394 53,651 42,401 Trade and other receivables, less allowances of $63 and $84 9,237 9,993 Inventories 10,786 10,808 Assets held for sale 2,383 47 Other assets 3,339 3,534 Total current assets 114,047 116,744 Ford Credit finance receivables, net of allowance for credit losses of $351 and $911 53,703 55,277 Net investment in operating leases 29,230 27,951 Net property 36,469 37,083 Equity in net assets of affiliated companies 2,519 4,901 Deferred income taxes 11,863 12,423 Other assets 10,706 12,882 Total assets $ 258,537 $ 267,261 LIABILITIES Payables $ 20,673 $ 22,204 Other liabilities and deferred revenue 22,987 23,645 Automotive debt payable within one year 1,445 1,194 Ford Credit debt payable within one year 52,371 49,969 Other debt payable within one year 130 180 Liabilities held for sale 526 — Total current liabilities 98,132 97,192 Other liabilities and deferred revenue 25,324 28,379 Automotive long-term debt 13,233 22,342 Ford Credit long-term debt 87,658 87,708 Other long-term debt 470 291 Deferred income taxes 490 538 Total liabilities 225,307 236,450 EQUITY Common Stock, par value $0.01 per share (4,025 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,165 22,290 Retained earnings 20,320 18,243 Accumulated other comprehensive income/(loss) (7,728) (8,294) Treasury stock (1,613) (1,590) Total equity attributable to Ford Motor Company 33,185 30,690 Equity attributable to noncontrolling interests 45 121 Total equity 33,230 30,811 Total liabilities and equity $ 258,537 $ 267,261

2020 SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2020			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ (3,200)	$ 1,924	$ —	$ (1,276)
Depreciation and tooling amortization	5,482	3,269	—	8,751
Other amortization	95	(1,389)	—	(1,294)
Held-for-sale impairment charges	23	—	—	23
Brazil manufacturing exit non-cash charges (excl. accelerated depreciation of $145)	1,159	—	—	1,159
Provision for credit and insurance losses	19	910	—	929
Pension and OPEB expense/(income)	1,027	—	—	1,027
Equity investment dividends received in excess of (earnings)/losses	136	(6)	—	130
Foreign currency adjustments	(354)	(66)	—	(420)
Net (gain)/loss on changes in investments in affiliates	(3,474)	28	—	(3,446)
Stock compensation	193	6	—	199
Provision for deferred income taxes	(648)	379	—	(269)
Decrease/(Increase) in finance receivables (wholesale and other)	—	12,104	—	12,104
Decrease/(Increase) in intersegment receivables/payables	578	(578)	—	—
Decrease/(Increase) in accounts receivable and other assets	(65)	2	—	(63)
Decrease/(Increase) in inventory	148	—	—	148
Increase/(Decrease) in accounts payable and accrued and other liabilities	6,790	19	—	6,809
Other	(165)	(77)	—	(242)
Interest supplements and residual value support to Ford Credit	(4,192)	4,192	—	—
Net cash provided by/(used in) operating activities	$ 3,552	$ 20,717	$ —	$ 24,269
Cash flows from investing activities				
Capital spending	$ (5,702)	$ (40)	$ —	$ (5,742)
Acquisitions of finance receivables and operating leases	—	(55,901)	—	(55,901)
Collections of finance receivables and operating leases	—	48,746	—	48,746
Proceeds from sale of business	—	1,340	—	1,340
Purchases of marketable securities and other investments	(28,648)	(10,976)	—	(39,624)
Sales and maturities of marketable securities and other investments	22,959	9,436	—	32,395
Settlements of derivatives	(171)	(152)	—	(323)
Other	494	—	—	494
Investing activity (to)/from other segments	2,415	110	(2,525)	—
Net cash provided by/(used in) investing activities	$ (8,653)	$ (7,437)	$ (2,525)	$ (18,615)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (596)	$ —	$ —	$ (596)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	204	(2,495)	—	(2,291)
Proceeds from issuance of long-term debt	24,157	41,743	—	65,900
Principal payments on long-term debt	(15,956)	(44,558)	—	(60,514)
Other	(78)	(106)	—	(184)
Financing activity to/(from) other segments	(110)	(2,415)	2,525	—
Net cash provided by/(used in) financing activities	$ 7,621	$ (7,831)	$ 2,525	$ 2,315
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (54)	$ 279	$ —	$ 225

11

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the Year Ended December 31, 2020					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 115,885	$ 56	$ —	$ 115,941	$ 11,203	$ 127,144
Total costs and expenses	117,122	1,329	4,494	122,945	8,607	131,552
Operating income/(loss)	(1,237)	(1,273)	(4,494)	(7,004)	2,596	(4,408)
Interest expense on Automotive debt	—	—	1,603	1,603	—	1,603
Interest expense on Other debt	—	—	46	46	—	46
Other income/(loss), net	2,570	131	2,206	4,907	(8)	4,899
Equity in net income/(loss) of affiliated companies	300	(132)	(146)	22	20	42
Income/(Loss) before income taxes	1,633	(1,274)	(4,083)	(3,724)	2,608	(1,116)
Provision for/(Benefit from) income taxes	(448)	(306)	230	(524)	684	160
Net income/(loss)	2,081	(968)	(4,313)	(3,200)	1,924	(1,276)
Less: Income attributable to noncontrolling interests	3	—	—	3	—	3
Net income/(loss) attributable to Ford Motor Company	$ 2,078	$ (968)	$ (4,313)	$ (3,203)	$ 1,924	$ (1,279)

(a) Other includes Corporate Other, Interest on Debt, and Special Items

12

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2020 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 10,894 $ 14,349 $ — $ 25,243 Marketable securities 19,858 4,860 — 24,718 Ford Credit finance receivables, net — 42,401 — 42,401 Trade and other receivables, net 3,422 6,571 — 9,993 Inventories 10,808 — — 10,808 Assets held for sale 11 36 — 47 Other assets 1,987 1,547 — 3,534 Receivable from other segments — 2,718 (2,718) — Total current assets 46,980 72,482 (2,718) 116,744 Ford Credit finance receivables, net — 55,277 — 55,277 Net investment in operating leases 1,304 26,647 — 27,951 Net property 36,864 219 — 37,083 Equity in net assets of affiliated companies 4,778 123 — 4,901 Deferred income taxes 14,757 165 (2,499) 12,423 Other assets 9,293 3,589 — 12,882 Receivable from other segments 10 22 (32) — Total assets $ 113,986 $ 158,524 $ (5,249) $ 267,261 Liabilities Payables $ 21,125 $ 1,079 $ — $ 22,204 Other liabilities and deferred revenue 21,942 1,703 — 23,645 Automotive debt payable within one year 1,194 — — 1,194 Ford Credit debt payable within one year — 49,969 — 49,969 Other debt payable within one year 180 — — 180 Liabilities held for sale — — — — Payable to other segments 2,718 — (2,718) — Total current liabilities 47,159 52,751 (2,718) 97,192 Other liabilities and deferred revenue 27,246 1,133 — 28,379 Automotive long-term debt 22,342 — — 22,342 Ford Credit long-term debt — 87,708 — 87,708 Other long-term debt 291 — — 291 Deferred income taxes 130 2,907 (2,499) 538 Payable to other segments 32 — (32) — Total liabilities $ 97,200 $ 144,499 $ (5,249) $ 236,450

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

Net Income / (Loss) Reconciliation To Adjusted EBIT ($M)

	Q4 2019	Q4 2020	Full Year 2019	Full Year 2020
Net income / (loss) attributable to Ford (GAAP)	$ (1,672)	$ (2,788)	$ 47	$ (1,279)
Income / (Loss) attributable to noncontrolling interests	-	(3)	37	3
Net income / (loss)	$ (1,672)	$ (2,791)	$ 84	$ (1,276)
Less: (Provision for) / Benefit from income taxes	764	1,019	724	(160)
Income / (Loss) before income taxes	$ (2,436)	$ (3,810)	$ (640)	$ (1,116)
Less: Special items pre-tax	(2,666)	(5,049)	(5,999)	(2,246)
Income / (Loss) before special items pre-tax	$ 230	$ 1,239	$ 5,359	$ 1,130
Less: Interest on debt	(255)	(474)	(1,020)	(1,649)
Adjusted EBIT (Non-GAAP)	$ 485	$ 1,713	$ 6,379	$ 2,779
Memo:				
Revenue ($B)	$ 39.7	$ 36.0	$ 155.9	$ 127.1
Net income / (loss) margin (GAAP) (%)	(4.2)%	(7.8)%	0.0%	(1.0)%
Adjusted EBIT margin (%)	1.2%	4.8%	4.1%	2.2%

Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share

	Q4 2019	Q4 2020	Full Year 2019	Full Year 2020
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ (1,672)	$ (2,788)	$ 47	$ (1,279)
Less: Impact of pre-tax and tax special items	(2,171)	(4,136)	(4,676)	(2,916)
Less: Non-controlling interests impact of Russia restructuring	-	-	(35)	-
Adjusted net income - diluted (Non-GAAP)	$ 499	$ 1,348	$ 4,758	$ 1,637
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	3,960	3,977	3,972	3,973
Net dilutive options, unvested restricted stock units and restricted stock	39	36	32	29
Diluted shares	3,999	4,013	4,004	4,002
Earnings / (Loss) per share - diluted (GAAP)*	$ (0.42)	$ (0.70)	$ 0.01	$ (0.32)
Less: Net impact of adjustments	(0.54)	(1.04)	(1.18)	(0.73)
Adjusted earnings per share - diluted (Non-GAAP)	$ 0.12	$ 0.34	$ 1.19	$ 0.41

* The Q4 and FY 2020 calculation of Earnings Per Share - Diluted (GAAP) excludes the 36M and 29M shares respectively of net dilutive options, unvested restricted stock units and restricted stock due to their antidilutive effect

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Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2020 Q4	2020 Full Year	Memo: Full Year 2019
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ (3,810)	$ (1,116)	$ (640)
Less: Impact of special items	(5,049)	(2,246)	(5,999)
Adjusted earnings before taxes (Non-GAAP)	$ 1,239	$ 1,130	$ 5,359
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ 1,019	$ (160)	$ 724
Less: Impact of special items*	913	(670)	1,323
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ 106	$ 510	$ (599)
Tax Rate (%)			
Effective tax rate (GAAP)	26.7%	(14.3)%	113.1%
Adjusted effective tax rate (Non-GAAP)	(8.6)%	(45.1)%	11.2%

* Full Year includes $(1.3)B expense related to the establishment of valuation allowances against primarily U.S. tax credits

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2019	Full Year 2020
Net cash provided by / (used in) operating activities (GAAP)	$ 3,544	$ 6,463	$ 4,732	$ 2,900	$ (473)	$ 9,115	$11,088	$ 4,539	$17,639	$24,269
Less: Items Not Included in Company Adjusted Free Cash Flows										
Ford Credit operating cash flows	1,118	5,267	4,523	623	133	13,413	4,161	3,010	11,531	20,717
Funded pension contributions	(294)	(106)	(211)	(119)	(175)	(107)	(147)	(141)	(730)	(570)
Global Redesign (including separations)	(136)	(222)	(334)	(219)	(172)	(99)	(105)	(127)	(911)	(503)
Ford Credit tax payments / (refunds) under tax sharing agreement	98	-	-	293	475	569	300	8	391	1,352
Other, net	(120)	175	(124)	68	(15)	(178)	(431)	(214)	(1)	(837)
Add: Items Included in Company Adjusted Free Cash Flows										
Automotive and Mobility capital spending	(1,620)	(1,911)	(1,787)	(2,262)	(1,770)	(1,165)	(1,247)	(1,520)	(7,580)	(5,702)
Ford Credit distributions	675	650	1,100	475	275	275	575	1,290	2,900	2,415
Settlement of derivatives	(26)	86	16	31	(28)	64	(336)	129	107	(171)
Company adjusted free cash flow (Non-GAAP)	$ 1,907	$ 174	$ 207	$ 498	$ (2,242)	$ (5,309)	$ 6,302	$ 1,902	$ 2,785	$ 652

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q4 2019 Ending Q4 2020 Adjusted Net Operating Profit After Cash Tax Net income / (loss) attributable to Ford 0.0$ (1.3)$ Add: Non-controlling interest 0.0 0.0 Less: Income tax 0.7 (0.2) Add: Cash tax (0.6) (0.4) Less: Interest on debt (1.0) (1.6) Less: Total pension / OPEB income / (cost) (2.6) (1.0) Add: Pension / OPEB service costs (1.0) (1.1) Net operating profit after cash tax 1.4$ 0.1$ Less: Special items (excl. pension / OPEB) pre-tax (3.5) (0.7) Adj. net operating profit after cash tax 4.8$ 0.7$ Invested Capital Equity 33.2$ 30.8$ Redeemable non-controlling interest - - Debt (excl. Ford Credit) 15.3 24.0 Net pension and OPEB liability 12.9 13.3 Invested capital (end of period) 61.4$ 68.1$ Average invested capital 61.7$ 70.7$ ROIC* 2.2% 0.1% Adjusted ROIC (Non-GAAP)** 7.8% 1.0% * Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Q4		Full Year	
	2019	2020	2019	2020
Global Redesign				
Europe excl. Russia	$ (0.2)	$ (0.3)	$ (1.2)	$ (0.7)
India	(0.0)	(0.0)	(0.8)	(0.0)
South America	(0.1)	(2.4)	(0.6)	(2.5)
Russia	0.0	(0.0)	(0.4)	0.0
China	(0.1)	(0.0)	(0.1)	(0.1)
Separations and Other (Not Included Above)	(0.0)	(0.1)	(0.1)	(0.1)
Subtotal Global Redesign	$ (0.4)	$ (2.9)	$ (3.2)	$ (3.4)
Other Items				
Gain on Transation with Argo AI and VW	$ -	$ -	$ -	$ 3.5
Takata Field Service Action	-	(0.6)	-	(0.6)
Other*	(0.0)	(0.0)	(0.3)	(0.2)
Subtotal Other Items	$ (0.0)	$ (0.6)	$ (0.3)	$ 2.6
Pension and OPEB Gain / (Loss)				
Pension and OPEB Remeasurement	$ (2.2)	$ (1.6)	$ (2.5)	$ (1.4)
Pension Settlements and Curtailments	(0.0)	(0.0)	(0.0)	(0.1)
Subtotal Pension and OPEB Gain / (Loss)	$ (2.3)	$ (1.6)	$ (2.5)	$ (1.5)
Total EBIT Special Items	$ (2.7)	$ (5.0)	$ (6.0)	$ (2.2)
Cash Effects of Global Redesign (Incl. Separations)	$ (0.2)	$ (0.1)	$ (0.9)	$ (0.5)

* Including Focus Cancellation, Transit Connect Customs Ruling, NA Hourly Buyouts and Chariot

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2018 2019 2020 Financing revenue Operating leases $ 5,795 $ 5,899 $ 5,653 Retail financing 3,891 3,958 3,927 Dealer financing 2,207 2,265 1,474 Other financing 84 96 88 Total financing revenue 11,977 12,218 11,142 Depreciation on vehicles subject to operating leases (3,973) (3,635) (3,235) Interest expense (3,930) (4,389) (3,402) Net financing margin 4,074 4,194 4,505 Other revenue Insurance premiums earned 167 182 143 Fee based revenue and other 238 223 177 Total financing margin and other revenue 4,479 4,599 4,825 Expenses Operating expenses 1,429 1,416 1,330 Provision for credit losses 426 296 828 Insurance expenses 77 103 82 Total expenses 1,932 1,815 2,240 Other income, net 80 214 23 Income before income taxes 2,627 2,998 2,608 Provision for / (Benefit from) income taxes 403 770 684 Net income $ 2,224 $ 2,228 $ 1,924

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2019 December 31, 2020 ASSETS Cash and cash equivalents $ 9,067 $ 14,349 Marketable securities 3,296 4,860 Finance receivables, net Retail installment contracts, dealer financing, and other financing 106,131 97,043 Finance leases 8,186 8,027 Total finance receivables, net of allowance for credit losses of $513 and $1,305 114,317 105,070 Net investment in operating leases 27,659 26,655 Notes and accounts receivable from affiliated companies 863 853 Derivative financial instruments 1,128 2,601 Assets held-for-sale 1,698 36 Other assets 3,398 4,593 Total assets $ 161,426 $ 159,017 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,002 $ 1,087 Affiliated companies 421 490 Total accounts payable 1,423 1,577 Debt 140,029 137,677 Deferred income taxes 2,593 2,907 Derivative financial instruments 356 524 Liabilities held-for-sale 45 — Other liabilities and deferred revenue 2,633 2,306 Total liabilities 147,079 144,991 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (785) (413) Retained earnings 9,905 9,212 Total shareholder’s interest 14,347 14,026 Total liabilities and shareholder’s interest $ 161,426 $ 159,017

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2018 2019 2020 Cash flows from operating activities Net income $ 2,224 $ 2,228 $ 1,924 Adjustments to reconcile net income to net cash provided by operations Provision for credit losses 426 296 828 Depreciation and amortization 4,841 4,427 3,984 Amortization of upfront interest supplements (2,041) (2,147) (2,222) Net change in finance and wholesale receivables held-for-sale — (300) (74) Net change in deferred income taxes 259 37 379 Net change in other assets (276) 132 (930) Net change in other liabilities 115 137 (228) All other operating activities 155 103 88 Net cash provided by / (used in) operating activities 5,703 4,913 3,749 Cash flows from investing activities Purchases of finance receivables (44,384) (38,881) (41,218) Principal collections of finance receivables 42,553 42,011 40,102 Purchases of operating lease vehicles (14,306) (12,990) (11,331) Proceeds from termination of operating lease vehicles 9,223 9,332 9,508 Net change in wholesale receivables and other short-duration receivables (2,661) 1,752 12,752 Proceeds from sale of business — — 1,340 Purchases of marketable securities (3,632) (5,883) (10,976) Proceeds from sales and maturities of marketable securities 5,171 3,931 9,436 Settlements of derivatives 226 (221) (152) All other investing activities 102 (56) 71 Net cash provided by / (used in) investing activities (7,708) (1,005) 9,532 Cash flows from financing activities Proceeds from issuances of long-term debt 49,954 44,522 41,743 Principal payments on long-term debt (42,530) (44,665) (44,558) Change in short-term debt, net (2,263) (1,278) (2,495) Cash distributions to parent (2,723) (2,900) (2,415) All other financing activities (151) (116) (107) Net cash provided by / (used in) financing activities 2,287 (4,437) (7,832) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (217) 50 279 Net increase / (decrease) in cash, cash equivalents, and restricted cash $ 65 $ (479) $ 5,728 Cash, cash equivalents and restricted cash at beginning of period $ 9,682 $ 9,747 $ 9,268 Net increase / (decrease) in cash, cash equivalents and restricted cash 65 (479) 5,728 Cash, cash equivalents and restricted cash at end of period $ 9,747 $ 9,268 $ 14,996